Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-44380) and in the Registration Statements on Form S-8 (Nos. 33-26442, 33-6141, 33-26443, 33-29144, 33-19012, 2-67317, 33-34363, 33-34362 and 33-62486) of Phelps Dodge
Corporation of our report dated January 23, 1995 appearing on page 58 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 56 of this Form 10-K.


PRICE WATERHOUSE LLP

Phoenix, Arizona
March 22, 1995